UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2005

UNOVA, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13279 (Commission file number)	95-4647021 (I.R.S. Employer Identification Number)

6001 36th Avenue West Everett, Washington www.unova.com (Address of principal executive offices and internet site)		98203-1264 (Zip Code)

Registrant’s telephone number, including area code: (425) 265-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On March 23, 2005, the Compensation Committee of the Board of Directors of UNOVA, Inc. (the “Company”) approved an amendment to the Restricted Stock Agreement made as of July 9, 2003, between the Company and Robert T. Smith (the “Agreement”).  The amendment changed Paragraph 5 of the Agreement to provide that the Restricted Stock shall not be forfeited upon termination of Mr. Smith’s employment.  As a consequence, Mr. Smith’s Restricted Stock will vest if the Performance Goals under the Agreement are satisfied before the July 9, 2006 Expiration Date of the Agreement, even if he is not employed by the Company at the time of satisfaction of such Performance Goals.  This change recognizes that the Performance Goals may be satisfied after termination of his employment as a result of his management of the Company’s Industrial Automation Systems group prior to his departure.  Mr. Smith, Senior Vice President of the Company and President of the Industrial Automation Systems group, is one of the Named Executive Officers whose compensation will be reported in the Company's proxy statement for the 2005 annual meeting of shareholders.  The Agreement as amended is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(c)           Exhibits

Exhibit Number	Description
10.1	Restricted Stock Agreement made as of July 9, 2003, between UNOVA, Inc. and Robert T. Smith, as amended March 23, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNOVA, INC.

By:	/s/ Michael E. Keane
Michael E. Keane
Senior Vice President and Chief Financial Officer

March 30, 2005